UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[(Amendment No.  )]

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BellRing Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

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Online
Go to www.envisionreports.com/BRBR or scan the QR code — login details are located in the shaded bar below.
Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on January 23, 2025 for the BellRing Brands, Inc., 401(k) Plan.
Stockholder Meeting Notice 1234 5678 9012 345
Important Notice Regarding the Availability of Proxy Materials for the BellRing Brands, Inc. Stockholder Meeting to be Held on January 28, 2025
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 proxy statement and annual report to stockholders are available at:
www.envisionreports.com/BRBR
Easy Online Access — View your proxy materials and vote.
Step 1: Go to www.envisionreports.com/BRBR. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before January 17, 2025 to facilitate timely delivery.
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Stockholder Meeting Notice
BellRing Brands, Inc.’s Annual Meeting of Stockholders will be held on Tuesday, January 28, 2025, at 9:00 am Central Standard Time virtually via the internet at meetnow.global/MCUWRJJ. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends a vote FOR proposal 1, FOR the election of the Board of Directors, FOR proposals 3 and 4, and AGAINST proposal 5.
1. Approval of an amendment to the Company’s Certificate of Incorporation to declassify the Company’s Board of Directors.
2. Election of Directors:
01—Robert V. Vitale
02—Chonda J. Nwamu
3. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025.
4. To consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.
5. To consider and vote on a stockholder proposal to adopt a director election resignation guideline.
PLEASE NOTE—YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.
Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
— Internet – Go to www.envisionreports.com/BRBR. Click Cast Your Vote or Request Materials.
— Phone – Call us free of charge at 1-866-641-4276.
— Email – Send an email to investorvote@computershare.com with “Proxy Materials BellRing Brands, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by January 17, 2025.